Exhibit 23a



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the  incorporation by reference in the  registration  statement of
Foster Wheeler Corporation on Form S-8 (File No.           ) of our report dated
January 26, 1999, except for Note 8 for which the date is February 12, 1999, on our audits of the consolidated financial statements of Foster Wheeler Corporation and Subsidiaries as of December 25, 1998 and December 26, 1997, and for each of the three years in the period ended December 25, 1998, which report is included in Foster Wheeler Corporation's Annual Report on Form 10-K.



                                             /s/ PriceWaterhouseCoopers LLP
                                             -----------------------------------
                                             PriceWaterhouseCoopers LLP


New York, New York
April 26, 1999


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